Exhibit 99.1

FOR IMMEDIATE RELEASE

October 27, 2004

CONTACT:	Ronald J. Domanico
VP and Chief Financial Officer
(770) 948-3101

CARAUSTAR REPORTS THIRD QUARTER 2004 RESULTS;

ANNOUNCES SALE OF CHICAGO PAPERBOARD PROPERTY

ATLANTA, Georgia – Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that sales for the third quarter ended September 30, 2004 were $273.8 million, an increase of 8.2 percent from sales of $253.0 million for the same quarter in 2003. Net loss for the third quarter of 2004 was $0.6 million, or $0.02 per share, compared to a net loss in the third quarter 2003 of $1.1 million, or $0.04 per share. Results in the third quarter of 2004 were negatively impacted by the following costs: $0.13 per share for previously announced right-sizing initiatives ($0.03 in cost of sales and $0.10 in restructuring); $0.06 per share in non-recurring selling, general and administrative expenses ($0.04 for the vesting of performance accelerated restricted stock [PARS] and $0.02 for fees paid to third party advisors for Sarbanes-Oxley compliance preparation); $0.01 per share in cost of sales associated with hurricane damage in the Southeast, and $0.01 per share in other, net, associated with the repurchase of $10 million of the company’s 9 7/8 percent Senior Subordinated Notes.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, “We continue to be encouraged by the sustained growth of demand for our products, at both the mills and converting operations. Compared with the prior third quarter, volumes at Caraustar mills and total volumes increased approximately 10 percent. Sequentially, mill demand increased four percent and total volume increased three percent over second quarter.

“Demand growth in the gypsum facing paper system is indicative of the continued strength of that market and demonstrates a preference for the Premier Boxboard Ltd. (PBL, a 50 percent joint venture) mill’s product in that market. Caraustar’s overall growth in gypsum facings demand versus the third quarter of 2003 was 30 percent, while the growth in demand for facings at PBL was 80 percent. Other specialty product demand grew 22 percent, and tube and core demand increased six percent. Our folding carton shipments were down three percent as a result of the idling of one machine in 2003, as was previously reported.

“The overall market for recycled boxboard products, as reported by the industry association, shows gypsum facing paper demand nine percent higher than last year’s third quarter. Demand for other specialty products was down two percent from the same quarter last year, while the tube, can and drum market grew almost 10 percent. Demand for recycled folding boxboard was essentially flat with the demand in the third quarter of 2003. Sequentially, the industry demand for recycled boxboard products in the quarter was flat with the second quarter of 2004.”

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PHONE 770. 948. 3101    •    P. O. BOX 115    •    AUSTELL, GA 30168-0115

3100 JOE JERKINS BOULEVARD    •    AUSTELL, GA 30106-3227

Caraustar Industries, Inc.

October 27, 2004

Commenting on other aspects of the business, Brown said, “Mill selling prices were approximately $15 per ton higher in the third quarter compared with prior quarters, both year-over-year and sequentially. The shifting of gypsum paper business to our joint venture mill has mitigated the consolidated pricing gains for the quarter and on a year-to-date basis. Fiber costs remained stable during the quarter with future movement not forecasted until 2005.

“In spite of energy market price escalations, Caraustar was able to manage costs down four percent on a per ton basis compared to last year’s third quarter. Year-to-date, energy costs are down nine percent, even though third quarter costs were five percent higher than second quarter.

“Liquidity remains strong due to solid cash flow. We have continued to make selective debt repurchases while remaining conservative in capital spending.”

Equity in income of unconsolidated affiliates for the third quarter ended September 30, 2004 was $7.7 million, more than double the $3.2 million reported for the same period in 2003. Record performance at the Standard Gypsum joint venture generated $6.5 million in cash distributions to the company in the quarter compared to $1.5 million in distributions for the same period last year.

SG&A for the third quarter ended September 30, 2004 was $33.9 million, but included non-recurring charges of $1.6 million for the vesting of PARS and $0.9 million for Sarbanes-Oxley compliance preparation. The company reclassified certain packaging costs from SG&A to cost of sales for the quarter and nine-month period ended September 30, 2004, as well as the comparable periods last year, to more appropriately reflect the nature of these costs. These reclassifications had no effect on consolidated net income (loss) for these periods. The amounts reclassified are detailed on the Unaudited Supplemental Data page included in this release.

Nine-month period ended September 30, 2004

For the nine-month period ended September 30, 2004, sales were $799.4 million, an increase of 6.2 percent from sales of $752.8 million for the same period in 2003. Net loss for the nine-month period in 2004 was $5.6 million, or $0.20 per share, compared to a net loss in the nine-month period in 2003 of $18.1 million, or $0.65 per share. Results for the nine-month period in 2004 were negatively impacted by $0.26 per share for previously announced right-sizing initiatives ($0.03 in cost of sales, $0.02 in selling, general and administrative expenses [SG&A] and $0.21 in restructuring), $0.06 per share in non-recurring SG&A expenses ($0.04 for the vesting of PARS and $0.02 for fees paid to third party advisors for Sarbanes-Oxley compliance preparation), $0.06 per share in charges for a customer that filed Chapter 11 in the first quarter of 2004 ($0.04 in cost of sales-inventory and $0.02 in SG&A-accounts receivable reserves), $0.01 per share in cost of sales associated with hurricane damage in the Southeast in the third quarter of 2004, and $0.01 per share in other, net, associated with the repurchase of $10 million in the company’s 9 7/8 percent Senior Subordinated Notes.

The $6.6 million improvement in income from operations before restructuring charges for the first nine months of 2004, combined with a $12.1 million increase in equity in income of

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Caraustar Industries, Inc.

October 27, 2004

unconsolidated affiliates, drove the $20.8 million improvement in loss before minority interest and income taxes over the first nine months of 2003. Despite the idling of one machine (Rittman, OH) and the closure of two others (Buffalo, NY and Cedartown, GA) in 2003, overall system volume grew 7.9 percent in the first nine months of 2004 versus the same period of 2003. Productivity gains in the mills, strong pricing and volume growth in the wallboard joint venture more than offset raw material cost increases during the first nine months of 2004.

Liquidity

The company ended the third quarter of 2004 with a cash balance of $89.2 million. For the nine months ended September 30, 2004, Caraustar provided $28.7 million in cash from operations as higher earnings were offset by a $17.8 million increase in accounts receivable attributable to higher sales. The decrease in cash provided by operating activities of $14.1 million versus the first nine months of 2003 was primarily attributable to the receipt of a $17.2 million federal tax refund received in the first quarter of 2003. Capital expenditures for the first nine months of 2004 were $15.6 million and were partially offset by proceeds of $2.0 million related to the sale of fixed assets. We also purchased $3.5 million of our 7 3/8 percent Senior Notes during the first quarter of 2004 and $10.0 million of our 9 7/8 percent Senior Subordinated Notes in third quarter of 2004. Interest expense decreased by $0.6 million from third quarter 2003 due to the benefits of fixed to floating interest rate swaps. As of September 30, 2004, the company had no borrowings under its $75.0 million revolving credit facility but does have $38.9 million of letters of credit outstanding that reduce availability.

Subsequent Events

The sale of the Chicago Paperboard property was closed on October 22 for $11.7 million in net cash proceeds. Subsequent to quarter-end, the company also completed the repurchase of an additional $10 million of Caraustar’s 9 7/8 Senior Subordinated Notes. Both events will be included in our fourth quarter results.

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled boxboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product markets: tubes, cores and cans; folding cartons and custom packaging; gypsum wallboard facing paper; and miscellaneous “other specialty” and converted products.

Caraustar will be hosting a web cast of its third quarter 2004 results beginning at 2:00 p.m. (EDT) on Wednesday, October 27, 2004. In order to listen to the web cast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the web cast button/icon on the “Investor Relations” page.

This press release may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Specifically, any statements of expectation regarding growth in demand for the company’s products and with

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Caraustar Industries, Inc.

October 27, 2004

respect to recovered fiber costs. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company’s products, the degree of success achieved by the company’s new product initiatives, changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses; the company’s ability to service its substantial indebtedness, unforeseen difficulties with the consolidation and relocation of the company’s accounting and control operations and the integration of its IT systems and unforeseen difficulties with, or changes to the timetable regarding, and implementation of the CEO succession plan. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K filed with or furnished for, the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the web site of the Securities and Exchange Commission (www.sec.gov ). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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Caraustar Industries, Inc.

Unaudited Supplemental Data

For the Eight Quarters Ending September 30, 2004

Volume Sold (tons 000’s):	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003	Q4 2002
CSAR Mill Tons Sold (Market)*	183.2	177.1	168.9	152.4	162.3	151.7	166.8	162.9
CSAR Mill Tons Converted	110.5	105.7	103.4	95.8	103.6	102.5	104.4	101.1

Total CSAR Mill Tons *	293.7	282.8	272.3	248.2	265.9	254.2	271.2	264.0
Outside Paperboard Purchased	33.9	34.7	32.2	29.7	32.1	28.0	28.7	25.9

Total Paperboard Controlled	327.6	317.5	304.5	277.9	298.0	282.2	299.9	289.9

Tube & Core Tons	86.9	85.8	84.5	80.7	82.1	81.0	80.3	79.2
Folding Carton Tons	103.1	100.1	105.7	91.1	106.5	101.0	119.6	116.3
Gypsum Paper Tons *	65.7	60.7	52.1	49.0	50.3	43.6	44.4	44.4
Specialty Tons	71.9	70.9	62.2	57.1	59.1	56.6	55.6	50.0

Total Paperboard Controlled	327.6	317.5	304.5	277.9	298.0	282.2	299.9	289.9

Premier Boxboard gypsum facing paper sold *	40.3	34.6	26.4	24.5	22.4	18.8	15.1	14.5

Packaging reclass SG&A to COGS ($ 000’s)**	$4,540	$4,377	$4,148	$3,511	$3,293	$4,625	$4,503

Changes in Selling Price and Costs ($/ton):

	Q3 2004 vs. Q3 2003	Q3 2004 vs. Q2 2004
Mill Average Net Selling Price	$15.1	$15.5
Mill Average Fiber Cost	22.3	(0.1)
Mill Average Fuel & Energy Cost	(2.1)	2.5

Net (Decrease) Increase	$(5.1)	$13.1

Tubes and Cores Average Net Selling Price	(2.0)	(4.1)
Tubes & Cores Average Paperboard Cost	16.8	14.4

Net Decrease	$(18.8)	$(18.5)

*	Includes gypsum facing paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard joint venture.
**	Only includes periods presented in the Statements of Operations.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
SALES	$273,789	$253,013	$799,355	$752,758

COST OF SALES	233,094	211,685	679,635	631,231

Gross profit	40,695	41,328	119,720	121,527
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,931	31,845	103,098	111,548

Income from operations before restructuring costs	6,764	9,483	16,622	9,979
RESTRUCTURING AND IMPAIRMENT COSTS	4,827	3,085	9,500	9,252

Income from operations	1,937	6,398	7,122	727

OTHER (EXPENSE) INCOME:
Interest expense	(10,684)	(11,251)	(32,287)	(32,832)
Interest income	597	286	1,286	722
Write-off of deferred debt costs	0	0	0	(1,812)
Equity in income of unconsolidated affiliates	7,746	3,217	16,810	4,681
Other, net	(81)	(93)	(400)	258

	(2,422)	(7,841)	(14,591)	(28,983)

LOSS BEFORE MINORITY INTEREST AND INCOME TAXES	(485)	(1,443)	(7,469)	(28,256)

MINORITY INTEREST IN (INCOME) LOSSES	(32)	155	(145)	92

(PROVISION) BENEFIT FOR INCOME TAXES	(79)	141	1,988	10,054

NET LOSS	$(596)	$(1,147)	$(5,626)	$(18,110)

BASIC
NET LOSS PER COMMON SHARE	$(0.02)	$(0.04)	$(0.20)	$(0.65)

Weighted average number of shares outstanding	28,506	27,990	28,449	27,937

DILUTED
NET LOSS PER COMMON SHARE	$(0.02)	$(0.04)	$(0.20)	$(0.65)

Weighted average number of shares outstanding	28,506	27,990	28,449	27,937

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,195	$85,551
Receivables, net of allowances	111,689	93,892
Inventories	88,644	87,608
Refundable income taxes	110	250
Current deferred tax asset	10,996	7,457
Other current assets	12,137	12,461

Total current assets	312,771	287,219

PROPERTY, PLANT AND EQUIPMENT:
Land	12,084	12,211
Buildings and improvements	141,806	141,022
Machinery and equipment	622,901	617,688
Furniture and fixtures	15,424	15,225

	792,215	786,146
Less accumulated depreciation	(390,584)	(375,374)

Property, plant and equipment, net	401,631	410,772

GOODWILL	183,130	183,130

INVESTMENT IN UNCONSOLIDATED AFFILIATES	60,025	54,623

OTHER ASSETS	26,331	24,801

	$983,888	$960,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$80	$106
Accounts payable	86,039	75,013
Accrued interest	20,154	8,832
Accrued compensation	12,927	9,800
Other accrued liabilities	39,760	31,307

Total current liabilities	158,960	125,058

SENIOR CREDIT FACILITY	0	0

OTHER LONG-TERM DEBT, less current maturities	516,937	531,001

DEFERRED INCOME TAXES	58,365	58,920

PENSION LIABILITY	25,506	18,632

DEFERRED COMPENSATION	1,390	1,522

OTHER LIABILITIES	4,084	5,031

MINORITY INTEREST	648	504

SHAREHOLDERS’ EQUITY:
Common stock	2,849	2,822
Additional paid-in capital	187,370	185,031
Unearned compensation	(358)	(1,865)
Retained earnings	46,905	52,531
Accumulated other comprehensive loss	(18,768)	(18,642)

Total shareholders’ equity	217,998	219,877

	$983,888	$960,545

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended September 30,
	2004	2003
Cash (used in) provided by
Operating activities:
Net loss	$(5,626)	$(18,110)
Depreciation and amortization	22,558	22,130
Stock-based compensation expense	1,610	0
Loss on repurchases of debt	301	0
Write-off of deferred debt costs	0	1,812
Disposal of property, plant and equipment, net	1,154	1,116
Restructuring costs	1,813	8,547
Other noncash adjustments	(2,989)	(8,751)
Equity in income of unconsolidated affiliates, net of distributions	(5,310)	(1,031)
Changes in operating assets and liabilities, net of acquisitions	15,232	37,135

Net cash provided by operating activities	28,743	42,848

Investing activities:
Purchases of property, plant and equipment	(15,644)	(14,707)
Acquisitions of businesses, net of cash acquired	0	(695)
Proceeds from disposal of property, plant and equipment	2,041	984
Investment in unconsolidated affiliates	(150)	0

Net cash used in investing activities	(13,753)	(14,418)

Financing activities:
Repayments of short and long-term debt	(14,176)	(17)
Proceeds from swap agreement unwinds	380	15,950
Deferred debt costs	0	(2,201)
Issuances of stock, net of forefitures	2,450	0

Net cash (used in) provided by financing activities	(11,346)	13,732

Net change in cash and cash equivalents	3,644	42,162
Cash and cash equivalents at beginning of period	85,551	34,314

Cash and cash equivalents at end of period	$89,195	$76,476

Supplemental Disclosures:
Cash payments for interest	$22,441	$20,237

Income tax payments (refunds), net	$1,264	$(17,157)